Exhibit 10.4




RECORDING REQUESTED BY
AND WHEN RECORDED, MAIL TO:
Bruce C. Kirchhoff
Carver & Kirchhoff, LLC
730 17th Street, Suite 340
Denver, Colorado 80202


                  TO BE RECORDED IN IMPERIAL COUNTY, CALIFORNIA

                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                             AND FINANCING STATEMENT

     A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY
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  ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING
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    TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS
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                                    MORTGAGE.
                                    ---------


     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT AND FINANCING STATEMENT (the "Instrument") is dated as of November 7, 2003, from WESTERN MESQUITE MINES, INC., a corporation organized under the laws of the State of Nevada and having an address of 7000 Independence Parkway, Suite 160 #135, Plano, Texas 75025 ("Grantor"), to RMB INTERNATIONAL (DUBLIN) LIMITED, a corporation organized under the laws of the Republic of Ireland and having an address of 28 Shelbourne Road, Ballsbridge, Dublin 4 Ireland, and its agent, RMB RESOURCES LIMITED, a corporation organized under the laws of England and having an address of Level 3, One Mitre Square, London EC3A 5AN, United Kingdom ("Mortgagee").

     Capitalized terms herein are defined in Article 2.


                                   ARTICLE 1.

                                    RECITALS
                                    --------

     1.1.  THE INDEBTEDNESS.  Grantor is indebted to Mortgagee for the
           ----------------
Indebtedness in the aggregate principal sum of Six Million and No/100 United States Dollars ($6,000,000.00), as evidenced by the Facility Agreement dated as of November 5, 2003, between Grantor, Mortgagee, and Western Goldfields, Inc. and Calumet Mining Company as Guarantors.

     1.2.  OBLIGATIONS SECURED.  This Instrument secures (a) the full and
           -------------------
punctual payment of the Indebtedness according to the terms of the Facility Agreement, (b) the payment of all sums due to Mortgagee according to the terms of any of the Transaction Documents, and (c) the performance of, and compliance with, all of the obligations of the Grantor (express or implied) contained in the Transaction Documents.


                                   ARTICLE 2.

                                   DEFINITIONS
                                   -----------

Whenever capitalized in this Instrument, the following terms shall have the meaning given in this Article 2. All defined terms used but not otherwise defined herein shall have the meanings ascribed to them under the other Transaction Documents.

     2.1.  COLLATERAL.  "Collateral" has the meaning given in Section 3.6.
           ----------

     2.2.  CONTRACT.  "Contract" means each contract which purports to convey
           --------
any interest of Grantor in any portion of the Collateral and includes leases, equipment leases, subleases and assignments of leases.

     2.3.  CONTROLLING PARTY.  "Controlling Party" means any Person, directly or
           -----------------
indirectly, possessing the power to direct or cause the direction of the management and policies of Grantor, whether through the ownership or control of voting securities or rights, by contract or otherwise.

     2.4.  DEFAULT.  "Default" means: (a) the failure of Grantor to perform,
           -------
cause to be performed, abide by, comply with, or observe any duty or obligation imposed upon Grantor by the Transaction Documents; (b) the breach of any of Grantor's representations, warranties or covenants contained in any of the Transaction Documents; (c) a misrepresentation by Grantor, its counsel, or any other Person on behalf of Grantor, in any of the Transaction Documents; or (d) any event, happening, or condition which would constitute a Default if not cured within any applicable grace period, whether pursuant to Section 9.1 below, or pursuant to Section 12 of the Facility Agreement, or pursuant to any of the other Transaction Documents.

     2.5.  DEPOSIT ACCOUNT CONTROL AGREEMENT.  "Deposit Account Control
           ---------------------------------
Agreement" means that certain Deposit Account Control Agreement entered into between Mortgagee, Grantor, and Baker Boyer National Bank, dated as of November 5, 2003.

     2.6.  ENCUMBRANCES.  "Encumbrances" includes all liens, mortgages, rights,
           ------------
leases, restrictions, easements, deeds of trust, covenants, agreements, rights of way, rights of redemption, security interests, conditional sales agreements, land installment contracts, options, and all other burdens or charges.

     2.7.  GRANTOR.  "Grantor" means the party identified as such in the
           -------
introductory paragraph of this Instrument, its successors and assigns, including any subsequent owner of all or any portion of Grantor's interest in the Collateral. The original Grantor's address is 7000 Independence Parkway, Suite 160 #135, Plano, Texas 75025.

     2.8.  HAZARDOUS MATERIAL.  "Hazardous Material" means (i) any hazardous or
           ------------------
toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United State Department of Transportation Hazardous Materials Table (49 CFR 172.101) or listed by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof; or (ii) such substances, materials or wastes as are regulated by any Hazardous Material Law; (iii) such hazardous or toxic substances, materials or wastes, pollutant, contaminant or other materials that are now or may become regulated under any other applicable county, municipal, state or federal Law, rule, ordinance, direction, or regulation; (iv) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sec. 2011 et seq., as amended; and (v) asbestos.

     2.9.  HAZARDOUS MATERIAL LAW(S).  "Hazardous Material Law(s)" means any and
           -------------------------
all present and future Laws (whether common or statutory), compacts, treaties, conventions, rules, regulations, codes, plans, requirements, criteria, standards, orders, decrees, judgments, injunctions, notices of violation, notices or demand letters issued, promulgated or entered thereunder by any federal, tribal, state or local governmental entity relating to public or employee health and safety, pollution or protection of the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Federal Safe Drinking Water Act, the Federal Water Pollution Control Act, the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Clean Air Act, any state counterparts of any of these federal statutes, and any and all other federal, state, tribal and local Laws, rules, regulations and orders relating to reclamation of land, wetlands and waterways or relating to use, storage, emissions, discharges, clean-up, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Materials on or into the workplace or the environment (including without limitation ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and nontributary), land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic, hazardous or similar substances, as all of the foregoing may be amended, supplemented and reauthorized from time to time.

     2.10.  INDEBTEDNESS.  "Indebtedness" means the indebtedness of the Grantor
            ------------
to the Mortgagee in the original, aggregate principal amount of Six Million and No/100 United States Dollars ($6,000,000.00) as evidenced by the Facility Agreement, all interest due thereon, and any other present or future obligations of any type and in any amount owed by the Grantor to the Mortgagee on account of the terms of any of the Transaction Documents.

     2.11.  INSTRUMENT.  "Instrument" means this Instrument, including all
            ----------
current and future supplements, amendments, and attachments thereto.

     2.12.  INTERESTS.  "Interests" has the meaning given in Section 3.1.
            ---------

     2.13.  LAW.  "Law" means all federal, state, county, and municipal laws,
            ---
regulations, rules, and ordinances, and all rules, regulations and orders of any other governmental authority including common law and rulings, decisions and interpretations of all judicial, quasi-judicial, and administrative bodies.

     2.14.  LEGAL ACTION.  "Legal Action" includes all suits or other
            ------------
proceedings brought at law or in equity or before any administrative agency, governmental body, or arbitrator which in any manner relate to the Collateral or arise out of or relate to any of the Transaction Documents.

     2.15.  MORTGAGEE.  "Mortgagee" means that party identified as such by the
            ---------
introductory paragraph of this Instrument, and each of its successors and assigns. For purposes of notices and any other communications which may be necessary or desirable hereunder, RMB Resources Limited shall be the authorized representative of the Mortgagee.

     2.16.  OPERATE.  "Operate" means to operate, use, manage, lease, contract,
            -------
and control, including the right to repair, renew, replace, alter, add, better, and improve.

     2.17.  PERMITTED ENCUMBRANCES.  "Permitted Encumbrances" means this
            ----------------------
Instrument and all Encumbrances as to which Mortgagee has given its prior written approval, liens arising for real estate taxes or any other applicable public charges not yet due and payable, liens being contested as permitted herein, rights-of-way and easements over, under and across the Interests which are of record in Imperial County, California, on the date of this Instrument, and Contracts not in violation of Section 7.4.

     2.18.  PERSON.  "Person" means any individual, corporation, partnership,
            ------
association, trust, joint venture, or any other legal entity.

     2.19.  PLEDGE AGREEMENT.  "Pledge Agreement" means that certain Pledge
            ----------------
Agreement entered into between Western Goldfields, Inc. and Mortgagee, dated as of November 5, 2003.

     2.20.  PRECIOUS METALS.  "Precious Metals" has the meaning given in Section
            ---------------
3.1.

     2.21.  REVENUES.  "Revenues" includes all rents, profits, royalties,
            --------
issues, revenues, income, proceeds, earnings, and products generated by or arising out of the Collateral.

     2.22.  RISK.  "Risk" includes risk of loss or damage by fire, lightning,
            ----
windstorm, hail, explosion, riot, riot attending a strike, civil strife, civil commotion, aircraft, vehicles, smoke, vandalism, malicious mischief, boiler explosion, and any other risk customarily insured against by persons operating property similar in kind to the Collateral.

     2.23.  SECURITY AGREEMENT.  "Security Agreement" means that certain
            ------------------
Security Agreement entered into between Grantor, Western Goldfields, Inc. and Mortgagee, dated as of November 5, 2003.

     2.24.  TAKING.  "Taking" includes any taking by condemnation or eminent
            ------
domain, any sale in lieu of condemnation under threat thereof, or any other injury to or decrease in the value of the Collateral by any public or quasi-public authority or corporation or any other person having the power of eminent domain.

     2.25.  TAXES.  "Taxes" includes all taxes, excises, documentary fee and
            -----
transfer taxes, recording taxes, assessments, water rents, sewer rents, special district charges, sanitary district charges, social security, unemployment, disability, retirement and similar payments and contributions, public dues, and other public charges levied or assessed upon the Collateral, upon the Indebtedness, upon any Indebtedness Document, or upon the Grantor or Mortgagee because of the interests of any of them in or their development or production of the Collateral.

     2.26.  TRANSACTION DOCUMENTS.  "Transaction Documents" means this
            ---------------------
Instrument, the Facility Agreement, the Security Agreement, the Deposit Account Control Agreement, the Pledge Agreement, any and all financing statements, and any and all certificates, opinions, assignments and other documents executed in connection herewith or therewith, and all current and future supplements, amendments, and attachments hereto or thereto.

     2.27.  UNIFORM COMMERCIAL CODE.  "Uniform Commercial Code" means the
            -----------------------
Colorado Uniform Commercial Code, as presently enacted, amended or reenacted.


                                   ARTICLE 3.

                                GRANTING CLAUSES
                                ----------------

The Grantor, in consideration of the Indebtedness and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, mortgages, grants, assigns, bargains, sells, transfers, pledges, warrants and conveys to the Mortgagee with power of sale all of the following described property, located in Imperial County, California (the "County"), including without limitation the property set forth in Exhibit A:

     3.1.  PRECIOUS METALS.  (a)  All right, title and interest of Grantor in
           ---------------
and to all of the mineral estates, leasehold estates, mining leases, surface leases, licenses, subleases, sublicenses, royalty interests, overriding royalty interests, production payment interests, net profit interests, net smelter return interests, joint venture agreements, leach pads, solution ponds, ores, and any other interests described in Exhibit A hereto, covering or relating to all or any part of the land described either in Exhibit A hereto or in the documents recorded as described in Exhibit A hereto or covering or relating to any real property relating to the Collateral and covered by any agreement to which such interests or any other estate, property right or other interest constituting a part of the Collateral is now or hereafter subject, whether now owned or hereafter acquired, and whether such interests be correctly described therein or not (which interests of Grantor shall, for all purposes of this Instrument, be deemed to include without limitation any interest now owned or hereafter acquired by Grantor in any extension, renewal or replacement of any of the leases or other interests described in Exhibit A hereto) (collectively the "Interests");

(b) All of the inventory, including without limitation all work-in-progress, materials and supplies inventories, all product inventories, and all ore, leachate, pregnant leach solutions, carbon, gold-loaded carbon, gold-loaded stripping solutions, gold-containing sludges, gold or other products in whatever form, content, or purity, and all other associated or related substances ("Precious Metals") in, on, under or attributed to any of the Interests;

(c) All of the as-extracted collateral, including without limitation all Precious Metals mined and produced from any of the Interests;

(d) All of the property, plant, machinery, and equipment, and all trade fixtures, tools, appliances, computers, computer software, office equipment, furniture, and motor vehicles now or hereafter located in, on, under, affixed or attributed to or obtained or used in connection with any of the Interests which are used or purchased for the production, treatment, storage, transportation, manufacture or sale of Precious Metals;

(e) All leach pads, solution ponds and pipelines, and any and all of the items incorporated as part of or attributed or affixed to any of the real property included in the Interests in such a manner that such items are no longer personal property under the Law of the state where the property is situate (or if the property is not situated within the boundaries of any state, then under applicable Law);

(f) All flow lines, irrigation and drip lines, water lines, gas lines, machinery, pipelines, power lines and other goods and equipment, and all of the personal property and fixtures, as defined under the Law of the state where the property is situate (or if the property is not situated within the boundaries of any state, then under applicable Law), now or hereafter located in, on, under, affixed or attributed to or obtained or used in connection with any of the Interests which are used or purchased for the production, treatment, storage, transportation, manufacture or sale of Precious Metals;

(g) All of the contract rights or rights to the payment of money, insurance claims and proceeds now owned or hereafter arising in connection with any of the Interests or the production, treatment, storage, transportation, manufacture or sale of Precious Metals;

(h) All of the accounts, deposit accounts, contract rights, commercial tort claims (whether now existing or arising in the future), technical data and information (whether economic, geological, geophysical, metallurgical, or otherwise), and general intangibles including without limitation equipment leases now or hereafter arising in connection with the Interests (including, without limitation, the production, treatment, storage, transportation, manufacture or sale of Precious Metals related to any of the Interests); and

(i) All of the instruments (including promissory notes, bills of exchange, stocks, bonds and debentures), chattel paper (whether tangible or electronic), documents, letters of credit (whether or not evidenced by a writing), letter of credit rights and supporting obligations, now or hereafter arising in connection with the Interests (including, without limitation, the production, treatment, storage, transportation, manufacture or sale of Precious Metals related to any of the Interests).

     3.2.  FIXTURES AND PERSONAL PROPERTY.  All of the machines, apparatus,
           ------------------------------
equipment, fixtures, parts and articles of personal property now or hereafter owned, leased or used by Grantor in relation to Grantor's business, including without limitation, the leach pads, solution ponds and other Collateral in, on, under or attributed to any of the Interests, and all the right, title and interest of the Grantor in and to any of such Collateral which may be subject to any title retention or security agreement or instrument having priority over this Instrument.

     3.3.  CONTRACTS AND REVENUES AND OTHER RIGHTS.  (a) All of Grantor's
           ---------------------------------------
interest in all Contracts and Revenues, including, without limitation, all cash or security deposits to secure performance by any party;

(b) All of the estate, right, title, use, claim and demand of every nature whatsoever, at law or in equity, which the Grantor may now have or may hereafter acquire in and to any of the Collateral; and

(c) All right, title and interest of the Grantor in and to all extensions, betterments, renewals, substitutes, replacements and proceeds of, and all additions, accessions, and appurtenances to, any of the Collateral, hereafter acquired by or released to the Grantor, or constructed, assembled or placed by or for the Grantor on any of the Collateral, and all conversions of the security constituted thereby.

     3.4.  INSURANCE POLICIES AND CONDEMNATION AWARDS.  All insurance policies
           ------------------------------------------
and insurance proceeds pertaining to the Collateral including without limitation reclamation bonds and related instruments, and all awards or payments, including interest thereon and the right to receive the same, which may be made with respect to any of the Collateral as a result of any condemnation, taking or any injury to or decrease in the value of the Collateral, including returned or unearned insurance premiums on the Collateral, products, and similar after-acquired property.

     3.5.  ESCROWED FUNDS.  All funds deposited into escrow by Mortgagee and
           --------------
held in escrow by Grantor for any purpose.

     3.6.  THE COLLATERAL.  All of the property described in this Article 3 is
           --------------
collectively called the "Collateral."

     3.7.  SECURITY INTEREST UNDER THE UNIFORM COMMERCIAL CODE.  Any portion of
           ---------------------------------------------------
the Collateral which by law is or may be real property shall be deemed to be a part of the Collateral for the purposes of this Instrument. The remainder of the Collateral shall be subject to the Uniform Commercial Code and this Instrument shall constitute a Security Agreement with respect thereto. Grantor hereby grants to the Mortgagee a security interest in that portion of the Collateral not deemed a part of any real property for the purpose of securing performance of all of Grantor's obligations under the Transaction Documents. With respect to such security interest (a) the Mortgagee may exercise all rights granted or to be granted a secured party under the Uniform Commercial Code as well as all other rights and remedies of the Mortgagee and (b) upon the occurrence of A Default the Mortgagee shall have a right of possession superior to any right of possession of the Grantor or any person claiming by, through or on behalf of the Grantor.


                                   ARTICLE 4.

                         HABENDUM CLAUSE AND DEFEASANCES
                         -------------------------------

     4.1.  HABENDUM CLAUSE.  The Mortgagee shall have and hold the Collateral
           ---------------
and any and all interest of Grantor therein, for the security and benefit of the Mortgagee, upon the terms herein set forth.

     4.2.  TERMINATION OF THIS INSTRUMENT.  If all obligations of Grantor under
           ------------------------------
this Instrument and the other Transaction Documents, are paid and satisfied in accordance with the terms hereof and thereof, Mortgagee shall release this Instrument. Grantor shall pay any recordation costs and any other fees associated with such release.


                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     5.1.  WARRANTY OF TITLE.  Grantor warrants that at the execution and
           -----------------
delivery of this Instrument, it acquired the Collateral by purchase and is the lawful owner of all of the Collateral, that it has not caused or permitted any lien, claim or encumbrance, other than the liens and interests granted and created hereby, on, in or against the Collateral, and that it has the right and authority to grant, bargain, sell and convey the Collateral pursuant to the terms hereof. Grantor covenants that it will execute such further assurances as may be requested. Grantor covenants and warrants that all of the Collateral is and shall be free and clear of all liens, claims and encumbrances whatever, including without limitation litigation, investigations, or administrative proceedings, except for encumbrances more particularly described in Exhibit B, attached hereto and incorporated herein by this reference.

     5.2.  PURPOSE OF THE INDEBTEDNESS.  The Grantor warrants that the
           ---------------------------
Indebtedness is not a consumer loan or consumer-related loan, but rather is or shall be for a business or commercial purpose.

     5.3.  EXISTENCE, GOOD STANDING, POWER AND AUTHORITY OF GRANTOR.  Grantor is
           --------------------------------------------------------
a corporation organized under the laws of the State of Idaho, is in good standing in the State of Idaho, and will maintain its good standing and existence until all of Grantor's obligations under the Transaction Documents have been performed and satisfied. The execution and delivery of the Transaction Documents, the carrying out of the transactions contemplated by the Transaction Documents, and the performance of Grantor's obligations under the Transaction Documents, have been duly authorized by all necessary action and will not conflict with or result in a breach of Law or any agreement or other instrument to which Grantor is a party or by which it is bound.

The Transaction Documents are valid and binding on Grantor and are enforceable against Grantor in accordance with their respective terms, as applicable. Grantor has obtained all necessary licenses, permits and approvals and has taken all necessary actions to operate the Collateral.

     5.4.  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.  To the best of
           --------------------------------------------
Grantor's knowledge and to the best of its ability, Grantor represents and warrants that the Collateral is held and operated in compliance with all applicable Laws, including all Hazardous Material Laws.


                                   ARTICLE 6.

               COVENANTS, RIGHTS, AND DUTIES OF GRANTOR GENERALLY
               --------------------------------------------------

     6.1.  COVENANT TO PAY INDEBTEDNESS AND TO PERFORM OBLIGATIONS UNDER THE
           -----------------------------------------------------------------
TERMS OF THE TRANSACTION DOCUMENTS.  The Grantor covenants that it will
----------------------------------
punctually (a) pay to the Mortgagee the principal and interest of the Indebtedness and all other costs, fees, charges and indebtedness secured hereby according to the terms of the Facility Agreement and other Transaction Documents, and (b) perform and satisfy all other obligations of the Grantor under the Transaction Documents.

     6.2.  TAXES AND INSURANCE.  Grantor shall have the obligation to pay all
           -------------------
Taxes, insurance and any other cost or charge incurred because of the ownership or operation of the Collateral.

     6.3.  STATEMENT OF AMOUNT OWING AND DEFENSES.  Within ten (10) days after
           --------------------------------------
request from the Mortgagee, the Grantor shall certify, in writing, the amount of principal and interest then owing on the Indebtedness and whether the Grantor has any defenses or offsets to the Indebtedness.

     6.4.  FURTHER ASSURANCES AND CONTINUATION STATEMENTS.  The Grantor from
           ----------------------------------------------
time to time will execute, acknowledge, deliver, and record at the Grantor's sole cost and expense, all further instruments, deeds, conveyances, supplemental deeds of trust, assignments, financing statements, transfers, and assurances as in the opinion of the Mortgagee's counsel may be necessary (a) to preserve, continue, and protect the interest of the Mortgagee in the Collateral, (b) to perfect the grant to the Mortgagee of every part of the Collateral, (c) to secure the rights and remedies of the Mortgagee under this Instrument and the other Transaction Documents, and (d) to transfer to any purchaser at a sale hereunder the Collateral, funds, and powers now or hereafter held hereunder.
The Grantor, at the request of the Mortgagee, shall promptly execute any continuation statements required by the Uniform Commercial Code to maintain the lien on any portion of the Collateral subject to the Uniform Commercial Code.

     6.5.  EXPENSES.  In the event of a Default hereunder or under any other
           --------
Indebtedness Document, Grantor shall, to the extent permitted by law, reimburse the Mortgagee for any sums, including attorneys' fees and expenses, incurred or expended by them (a) in connection with any action or proceeding to sustain the lien, security interest, priority, or validity of any Indebtedness

Document, (b) to protect, enforce, interpret, or construe any of their rights under the Transaction Documents, (c) for any title examination or title insurance policy relating to the title to the Collateral, or (d) for any other purpose contemplated by the Transaction Documents. The Grantor shall, upon demand, pay all such sums together with interest thereon at the rate accruing under the Facility Agreement from the time the expense is paid. All such sums so expended by the Mortgagee shall be secured by this Instrument. In any action or proceeding to foreclose this Instrument or to recover or collect the Indebtedness, the provisions of Law allowing the recovery of costs, disbursements, and allowances shall be in addition to the rights given by this
Section 6.5.

     6.6.  ENVIRONMENTAL COVENANTS.  (a)  Grantor shall comply strictly and in
           -----------------------
all respects in its operation of the Collateral with the requirements of any Hazardous Material Laws and shall notify Mortgagee immediately in the event of any improper or illegal release or discovery of any Hazardous Material at, upon, under or within any of the Collateral.

(b) Promptly upon the written request of Mortgagee, the Mortgagee having probable cause to believe that the Grantor has not complied with any of its obligations under Section 6.8(a) herein, Grantor shall provide Mortgagee, at Grantor's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Mortgagee, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Material on, under, at or within any of the Collateral, and the potential costs in connection with abatement, cleanup or removal of any Hazardous Material found on, under, at or within any of the Collateral.

     6.7.  ENVIRONMENTAL INDEMNITY.  (a)  Grantor does hereby absolutely,
           -----------------------
unconditionally and irrevocably indemnify and hold harmless Mortgagee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by Mortgagee, whether as Mortgagee under this Instrument, as mortgagee in possession, or as successor-in-interest to Grantor by foreclosure deed or deed in lieu of foreclosure or otherwise, with respect to any of the following, occurring after the execution of this Instrument and arising from or relating to any violation of or non-compliance with any Hazardous Material Law, or a release, discharge or the presence otherwise of any Hazardous Material on, under, from or otherwise affecting any of the Collateral also occurring thereafter:

     (i) any release of Hazardous Material, the threat of a release of any Hazardous Material, or the presence of any Hazardous Material affecting any of the Collateral whether or not the same originates or emanates from the Collateral, including any loss of value of any of the Collateral as a result of any of the foregoing; or

     (ii) any costs of removal or remedial action incurred by the United States Government or any state, county or municipal governmental authority, any response costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Hazardous Material Laws; or

     (iii) liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity in relation to any of the Collateral; or

     (iv) any other environmental matter affecting the Collateral within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state, county or municipal agency having jurisdiction or authority with respect to such matters.

Grantor's obligations under this provision shall arise upon the discovery of any violation of or non-compliance with any Hazardous Material Law whether or not the Environmental Protection Agency, any other federal agency or any state, county or municipal agency having jurisdiction or authority with respect to such matters has taken or threatened any action in connection with such violation, non-compliance or the release of any Hazardous Material.

(b) In the event of any violation of or non-compliance with any Hazardous Material Law, or any release of Hazardous Material, or the threat of a release of any Hazardous Material affecting any of the Collateral, whether or not the same originates or emanates from the Collateral, or if Grantor shall fail to comply with any of the requirements of any Hazardous Material Laws or related regulations or any other environmental Law, Mortgagee may at its election, but without the obligation so to do, give such notices or cause such work to be performed on, at or with respect to the Collateral or take any and all other actions as Mortgagee shall deem necessary or advisable in order to abate the release of any Hazardous Material, remove any Hazardous Material or cure Grantor's noncompliance.

(c) It is the intention of Grantor that these provisions shall supersede any other provisions herein, in the Facility Agreement or in any other of the Transaction Documents which in any way limit the personal liability of Grantor, and that Grantor shall be personally liable for any obligations hereunder, even if the amount of liability incurred exceeds the amount secured hereby. All of the representations, warranties, covenants and indemnities herein shall survive the repayment of all obligations under the Facility Agreement and the release of the lien of this Instrument and shall survive the transfer, if any, of any or all right, title and interest in and to any of the Collateral by Grantor to any party, whether or not affiliated with Grantor. All amounts expended by Mortgagee in connection with the enforcement of its rights pursuant to this
Section 6.9 shall be secured by this Instrument.


                                   ARTICLE 7.

                  RIGHTS AND DUTIES OF GRANTOR WITH RESPECT TO
                  --------------------------------------------
                       MANAGEMENT AND USE OF THE PROPERTY
                       ----------------------------------

     7.1.  CONTROL BY THE GRANTOR.  Until the happening of a Default, the
           ----------------------
Grantor shall have the right to possess and enjoy the Collateral and, except as prohibited or restricted by the Transaction Documents, to receive the Revenues in the manner provided in the Facility Agreement.

     7.2. BOOKS AND RECORDS.  The Grantor agrees to make its books and records
          -----------------
relating to the operation of the Collateral available for inspection by the Mortgagee, upon request at any reasonable time, at Grantor's principal place of business or at such other location as Mortgagee may reasonably request.

     7.3.  SUBORDINATION AND ATTORNMENT.  In the event of a foreclosure sale
           ----------------------------
pursuant to this Instrument, each party to a Contract with Grantor shall, upon request, attorn to and acknowledge any purchaser at foreclosure or grantee in lieu of foreclosure as having all of the rights and authority of the Grantor. All Contracts shall be subject and subordinate to modifications of and amendments to the Transaction Documents and any additional financing or refinancing of the Collateral by or for the Mortgagee.

     7.4.  RESTRICTION ON ASSIGNMENT OF REVENUES.  The Grantor shall not assign
           -------------------------------------
the Revenues arising from the Collateral or any part thereof or any interest therein without the prior written consent of the Mortgagee. Any attempted assignment, pledge, hypothecation, or grant without such consent shall be null and void. Notwithstanding the foregoing, upon receipt of prior written approval of Mortgagee, which approval shall not be unreasonably withheld, the Grantor may make such an assignment which is subordinate to the interest of Mortgagee.

     7.5.  RESTRICTIONS ON SALE AND TRANSFER OF THE COLLATERAL.  The Grantor
           ---------------------------------------------------
shall not permit the Collateral, or any part or portion thereof or any interest therein, to be transferred (whether by voluntary or involuntary conveyance, merger, operation of law, or otherwise) without the prior written consent of the Mortgagee. Any transferee of the Collateral or any part or portion thereof or any interest therein, by virtue of its acceptance of the transfer, shall (without in any way affecting Grantor's liability under the Transaction Documents) be conclusively deemed to have agreed to assume primary personal liability for the performance of the Grantor's obligations under the Transaction Documents. This section shall not apply to any Taking, any disposition permitted by Section 7.8., or any disposition by the Mortgagee by foreclosure hereunder or as otherwise permitted by the Transaction Documents.

     7.6.  RESTRICTION ON ENCUMBRANCES.  The Grantor shall not allow any
           ---------------------------
Encumbrances on the Collateral except the Permitted Encumbrances. The Grantor shall give the Mortgagee prompt notice of any default in or under any Permitted Encumbrances and any notice of foreclosure or threat of foreclosure. The Grantor shall comply with its obligations under all Permitted Encumbrances. The Mortgagee may, at its election, satisfy any Encumbrance (other than a Permitted Encumbrance not then in default), and the Grantor shall, on demand, reimburse the Mortgagee for any sums advanced for such satisfaction together with interest charged at the Overdue Rate accruing from the date of satisfaction, which sums shall be secured hereby.

     7.7.  MAINTENANCE, WASTE, REPAIR AND INSPECTION.  Grantor shall:  (a) keep
           -----------------------------------------
and maintain the Collateral in good order, condition, and repair and make all equipment replacements and repairs necessary to insure that the security for the Indebtedness is not impaired; (b) not commit or suffer any waste of the Collateral; (c) promptly protect and conserve any portion of the Collateral remaining after any damage to, or partial destruction of, the Collateral; (d) promptly repair, restore, replace or rebuild any portion of the Collateral which is damaged or destroyed;

(e) promptly restore the balance of the Collateral remaining after any Taking;
(f) permit the Mortgagee or its designee to inspect the Collateral at all reasonable times; (g) take all reasonable steps to keep in full force and effect all of the Contracts and all rights of way, easements and privileges necessary or appropriate for the proper operation of the Contracts, including, without limitation, the proper payment of all rentals, royalties and other sums due thereunder and the proper performance of all obligations and other acts required thereunder; (h) take all reasonable steps to cause the Collateral to be properly maintained, developed and continuously operated for the production, transportation, processing and sale of Precious Metals and protected against drainage and damage, in a good and workmanlike manner as a prudent operator would, in accordance with good mining practice and applicable federal, state and local Laws, rules, regulations and orders; and (i) take all reasonable steps to pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Collateral.

     7.8.  REMOVAL AND REPLACEMENT OF EQUIPMENT AND IMPROVEMENTS.  No material
           -----------------------------------------------------
part of the Collateral, except supplies consumed in the normal course of business and operations and except for severed and extracted Precious Metals produced from or attributable to any of the Interests which are sold in the ordinary course of Grantor's business, shall be removed from any real property associated with the Collateral or contiguous thereto, demolished, or materially altered without the prior written consent of the Mortgagee. The Grantor may, without consent and free from the lien and security interest of this Instrument, remove and dispose of any worn out or obsolete fixtures or equipment which are a part of the Collateral upon thirty (30) days' prior written notice to the Mortgagee. Prior to or simultaneously with their removal, such fixtures and equipment shall be replaced with fixtures or equipment of equal or greater value. The replacement fixtures or equipment shall be free of all Encumbrances except for Permitted Encumbrances, shall automatically be subject to the lien and security interest of this Instrument, and shall automatically be subject to the granting clauses hereof. Upon the sale of any removed fixtures and equipment which are not replaced, the proceeds shall be applied as a prepayment of the Indebtedness, to be applied in inverse order of any applicable maturity. All sales shall be conducted in a commercially reasonable manner with a bona fide effort to obtain a sale price of at least market value.

     7.9.  TAXES AND PERMITTED CONTESTS.  The Grantor shall pay:  (a) all Taxes
           ----------------------------
on or before the date any interest or penalty begins to accrue or attach thereto; and (b) all lawful claims which, if unpaid, might become a lien or charge upon the Collateral to such an extent as to materially and adversely affect the Grantor's ability to use the Collateral for the purposes for which it was designed or intended. Provided however, that the Grantor shall not be required to pay any Taxes or claim, the amount, validity or payment of which is being contested in good faith, by appropriate legal proceedings, and so long as no part of the Collateral is in danger of being sold, forfeited or lost and the contest is not impairing the security for the Indebtedness. Upon payment thereof, the Grantor shall promptly supply the Mortgagee with receipts showing the payment of the Taxes or claim.

     7.10.  PRESERVATION OF APPURTENANCES.  The Grantor will do all things
            -----------------------------
necessary to preserve intact and unimpaired, all easements, appurtenances, and other interests and rights in favor of, or constituting any portion of, the Collateral.


                                   ARTICLE 8.

                           INSURANCE AND CONDEMNATION
                           --------------------------

     8.1.  MAINTENANCE OF INSURANCE.  The Grantor will obtain and maintain with
           ------------------------
financially sound and reputable insurers insurance of such types, in such amounts, and on such terms, as shall be required by the Facility Agreement.

     8.2.  CONDEMNATION.  Grantor, immediately upon obtaining knowledge of the
           ------------
institution of any proceeding for a Taking, will notify the Mortgagee of such proceedings. The Mortgagee may participate in any such proceedings, and Grantor will, from time to time, deliver to the Mortgagee all instruments requested by them to permit such participation.


                                   ARTICLE 9.

                                     DEFAULT
                                     -------

     9.1.  DEFAULT.  The occurrence of any of the following shall constitute a
           -------
Default.

          9.1.1.  MONETARY DEFAULTS.  The failure of the Grantor to pay any
                  -----------------
     amounts due under the Facility Agreement or any of the other Transaction Documents when due and payable, whether at maturity, by obligation or election to prepay, or otherwise, in accordance with the terms of the Facility Agreement or other Transaction Documents.

          9.1.2.  DEFAULT UNDER FACILITY AGREEMENT.  Any other matter or thing
                  --------------------------------
     occurs which is a "Default" as such term is defined in the Facility Agreement.

     9.2.  PAYMENT OR PERFORMANCE BY MORTGAGEE.  Upon Default, the Mortgagee
           -----------------------------------
may, at its option but shall not be required to, make any payments or take any other actions it deems necessary or desirable to cure the Default or conserve the Collateral. The Grantor shall, upon demand, reimburse the Mortgagee for all sums so advanced or expenses incurred by them, together with interest at the Default Rate and charges, if any, from the date of advance or payment of the same, which sums shall be secured by this Instrument. To the extent permitted by Law, the Mortgagee may but shall not be required to enter upon the Collateral without prior notice to the Grantor or judicial process and may take any action to enforce its rights under this Section 9.2 without liability to the Grantor.

     9.3.  POSSESSION BY MORTGAGEE.  Upon the occurrence of Default, to the
           -----------------------
extent permitted by Law, the Mortgagee may but shall not be required to enter upon and take possession of the Collateral without notice to the Grantor, judicial process, or the appointment of a receiver. The

Mortgagee may exclude all persons from the Collateral and may proceed to operate the Collateral and receive all Revenues. The Mortgagee shall have the right as agent for the Grantor to Operate the Collateral and carry on the business of the Grantor, either in the name of the Grantor or otherwise. The Mortgagee shall not be liable to the Grantor for taking possession of the Collateral, as aforesaid, nor shall it be required to make repairs or replacements, and the Mortgagee shall be liable to account only for Revenues actually received by it. All Revenues collected by the Mortgagee shall be applied (a) first, to pay all expenses incurred in taking possession of the Collateral, (b) second, to pay costs and expenses to Operate the Collateral or to comply with the terms of the Transaction Documents, including reasonable attorney's fees, (c) third, to pay all sums secured by the Transaction Documents in the order of priority selected by Mortgagee, and (d) fourth, with the balance, if any, to the Grantor or such other Person as may be entitled thereto. Nothing contained herein shall impose upon Mortgagee any liability to perform Grantor's obligations under any Contract.

     9.4.  COLLECTION OF REVENUES.  Upon the occurrence of a Default and written
           ----------------------
demand by the Mortgagee to Grantor and to any party to a Contract with Grantor, all Revenues shall be payable directly to the Mortgagee.

     9.5.  POWER OF SALE.  Upon the occurrence of a Default, the Mortgagee may
           -------------
declare all of the sums secured by this Instrument immediately due and payable without further demand and may, to the extent permitted by Law, invoke the power of sale and any other remedies permitted by Law. Mortgagee shall prepare and record a copy of a written notice of the occurrence of a Default and of Mortgagee's election to cause the Collateral to be sold in the county in which the Collateral is located. Mortgagee shall publish a notice of sale for the time and in the manner provided by applicable law and shall mail copies of such notice of sale in the manner prescribed by applicable law to Grantor and to the other persons prescribed by applicable law. After the lapse of such time as may be required by applicable Law, Mortgagee, without demand on Grantor, shall sell the Collateral at public auction to the highest bidder for cash at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Mortgagee may determine. Mortgagee may postpone sale of all or any part of the Collateral by public announcement at the time and place of any previously scheduled sale. Mortgagee shall deliver to the purchaser a certificate describing the Collateral and the time when the purchaser will be entitled to a deed thereto. The recitals in the deed shall be prima facie evidence of the truth of the statements made therein.

     9.6.  APPLICATION OF PROCEEDS OF SALE.  Upon a foreclosure sale, the
           -------------------------------
purchaser shall receive that portion of or interest in the Collateral purchased by it free from any claims of the Grantor and without any liability to see to the application of the purchase money. The net proceeds from the sale, after deduction of all costs of the sale, shall be applied (a) first, to pay all expenses incurred in taking possession of the Collateral, (b) second, to pay the costs and expenses to operate the Collateral or the Transaction Documents, including reasonable attorney's fees, (c) third, to pay all sums secured by or due under the Transaction Documents in the order of priority determined by the Mortgagee, and (d) fourth, the balance, if any, to the Grantor or to other Persons entitled thereto.

     9.7.  INSURANCE OR CONDEMNATION AFTER DEFICIENCY.  If the Collateral is
           ------------------------------------------
sold at a foreclosure sale prior to receipt of an insurance or a condemnation award or payment, the Mortgagee shall receive and apply the proceeds of the award or payment toward the satisfaction of any deficiency resulting from the foreclosure sale, whether or not a deficiency judgment is sought, recovered, or denied.

     9.8.  RIGHT OF THE MORTGAGEE TO BID.  The Mortgagee may bid and become the
           -----------------------------
purchaser at a foreclosure sale under this Instrument.

     9.9.  APPOINTMENT OF A RECEIVER.  Upon the occurrence of a Default, the
           -------------------------
Mortgagee shall, to the extent permitted by Law, be entitled to the immediate ex parte appointment of a receiver for the Collateral, without regard to the value of the Collateral or the solvency of any person liable for payment of the amounts due under the Transaction Documents.

     9.10.  REMEDIES CUMULATIVE.  All rights, powers, and remedies of the
            -------------------
Mortgagee provided for in the Transaction Documents are cumulative and concurrent and shall be in addition to and not exclusive of any appropriate legal or equitable remedy provided by Law or contract. Exercise of any right, power, or remedy shall not preclude the simultaneous or subsequent exercise of any other by the Mortgagee.

     9.11.  CONSENT TO JURISDICTION AND VENUE.  The Grantor consents to be sued
            ---------------------------------
in any jurisdiction where any of the Collateral is located.

     9.12.  RIGHTS UNDER THE UNIFORM COMMERCIAL CODE.  If a Default shall have
            ----------------------------------------
occurred and be continuing, the Mortgagee, without any other notice to or demand upon the Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Code and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Mortgagee may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Mortgagee may in its discretion require the Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Grantor's principal office(s) or at such other locations as the Mortgagee may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee shall give to the Grantor at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Mortgagee's rights and remedies hereunder, including, without limitation, its right following a Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

     9.13.  GRANTOR'S WAIVERS.  The Grantor waives demand, notice, protest,
            -----------------
notice of acceptance of this Instrument, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Mortgagee may deem advisable. The Mortgagee shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Grantor further waives any and all other suretyship defenses.

     9.14.  MARSHALING.  The Mortgagee shall not be required to marshal any
            ----------
present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the obligations secured hereby or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Mortgagee's rights and remedies under this Instrument or under any other instrument creating or evidencing any of the obligations secured hereby or under which any of such obligations is outstanding or by which any of such obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.


                                   ARTICLE 10.

                                  MISCELLANEOUS
                                  -------------

     10.1.  WAIVERS.  No term of any Transaction Document shall be deemed waived
            -------
unless the waiver shall be in writing and signed by the party or parties making the waiver. Any failure by the Mortgagee to insist upon the Grantor's strict performance of any of the terms of the Transaction Documents shall not be deemed or construed as a waiver of those or any other terms. Any delay in exercising or enforcing any rights with respect to a Default shall not bar the Mortgagee from exercising any rights under the Transaction Documents, or at law or in equity.

     10.2.  CONSENTS.
            --------

          10.2.1. The Mortgagee may (a) release any person liable under the Transaction Documents, (b) release any part of the Collateral, (c) extend the time of payment of the Indebtedness, or (d) modify the terms of the Transaction Documents, regardless of consideration and without notice to or consent by the holder of any subordinate lien on the Collateral. No release, extension or modification of the security held under the Transaction Documents shall impair or affect the lien of this Instrument or the priority of such lien over any subordinate lien.

          10.2.2. Regardless of whether a Person has been given notice or has given its prior consent, it shall not be relieved of any obligation under any Transaction Documents by reason of (a) the failure of the Mortgagee or any other Person to take any action, foreclose, or otherwise enforce any provision of the Transaction Documents, (b) the release of any other Person liable under any Indebtedness Document, (c) the release of any portion of the security under the Transaction Documents, or (d) any agreement or stipulation between any subsequent owners of the Collateral and Mortgagee extending the time of payment or modifying the terms of any Indebtedness Document.

     10.3.  HEADINGS.  All Article and Section headings are for convenience only
            --------
and shall not be interpreted to enlarge or restrict the provisions of this Instrument.

     10.4.  NOTICES.  Except as otherwise expressly provided herein, any notice,
            -------
order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile transmission or other electronic means, or upon receipt of notice sent by overnight mail or certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below. Any party may change its address for notices in the manner set forth above.


WESTERN MESQUITE MINES, INC.
7000 Independence Parkway
Suite 160, #135
Plano, Texas 75025
Attn:  Toby Mancuso
Fax:  972-208-2155
E-Mail:  tmancuso@gte.net

RMB International (Dublin) Limited          RMB Resources Limited, agent
28 Shelbourne Road                          Level 3, One Mitre Square
Ballsbridge                                 London EC3A 5AN
Dubin 4 Ireland                             United Kingdom
Attn:  Michael Schonfeld                    Attn:  Michael Schonfeld
Fax:  44-207-626-9041                       Fax:  44-207-626-9041
E-mail: Michael.Schonfeld@rmbi.co.uk        E-mail: Michael.Schonfeld@rmbi.co.uk

     10.5.  BINDING EFFECT.  No transfer of any portion of the Collateral or any
            --------------
interest thereon shall relieve any transferor of its obligations under the Transaction Documents. No transferor of any obligation under any Indebtedness Document shall be relieved of its obligations by any modification of any Indebtedness Document subsequent to the transfer.

     10.6.  AMENDMENT.  No Indebtedness Document may be modified except in
            ---------
writing signed by the Mortgagee and the Grantor.

     10.7.  SEVERABILITY.  In the event any provision of this Instrument shall
            ------------
be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     10.8.  NOTICES FROM GOVERNMENTAL AUTHORITIES AFFECTING THE COLLATERAL.  Any
            --------------------------------------------------------------
notice from any governmental or quasi-governmental authority or corporation with respect to the Collateral sent to or known by the Grantor shall be promptly transmitted to the Mortgagee.

     10.9.  APPLICABLE LAW.  This Instrument shall be governed by the Laws of
            --------------
the State of Colorado, without regard to the principles of conflict of laws.

     10.10.  TIME OF THE ESSENCE.  Time is of the essence with respect to this
             -------------------
Instrument and the Transaction Documents.

     10.11.  EFFECT OF PAYMENTS.  Any payment or other performance made in
             ------------------
accordance with the Transaction Documents by any Person other than Grantor shall not entitle such Person to any right of subrogation under the Transaction Documents, unless expressly consented to in writing by the Mortgagee.

     10.12.  WORD FORMS.  The use of any gender, tense, or conjugation herein
             ----------
shall be applicable to all genders, tenses and conjugations. The use of the singular shall include the plural and the plural shall include the singular.

     10.13.  FINANCING.  Some of the Collateral is or is to become fixtures on
             ---------
the real property associated with the Collateral. Some of the Collateral are as-extracted collateral. The above described Precious Metals or other substances of value which may be extracted from the earth, and the accounts relating thereto will be financed at the real property associated with the Collateral. This Instrument is to be filed for record in, among other places, the real estate records of each county in which the affected real property is located; to wit, all of those listed in Exhibit A.

     WITNESS the execution hereof by the Grantor, the attesting by an additional officer of the Grantor, and the affixing of the Grantor's seal.

WESTERN MESQUITE MINES, INC.


By:    /s/ John P. Ryan
     ----------------------
Title:    Secretary
        -------------------
Printed Name:  John P. Ryan
               ------------

                          CERTIFICATE OF ACKNOWLEDGMENT

State of Colorado     )
                      )     ss.
County of Denver      )

     Before me, the undersigned, a Notary Public, on this 5th day of November, 2003, personally appeared John P. Ryan to me known personally, and who, being by me duly sworn, deposes and says that he is the Secretary of Western Mesquite Mines, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and that said instrument is the free act and deed of said corporation.

My commission expires: 7-29-06

                                     /s/ Mary Young
(SEAL)                         ------------------------------
                                      Notary Public


ACCEPTED:
RMB INTERNATIONAL (DUBLIN)
LIMITED


By: /s/ D. Coetzee                            By: /s/ S. Duplessis
   ---------------------------------             -----------------
Title:   Authorized Signatory                 Title: Authorized Signatory
      -----------------------                       ---------------------
Printed Name:   D. Coetzee                    Printed Name: S. Duplessis
             -------------                                 -------------





RMB RESOURCES LIMITED, AGENT



By: /s/ Robert Gray
   ----------------
Title:  Director
      ----------
Printed Name: Robert Gray
             ------------